DELAWARE INVESTMENTS ARIZONA
MUNICIPAL INCOME FUND, INC.

FORM NSAR
EXHIBIT LIST
Annual Period Ended March 31, 2009


SUB ITEM 77C  Matters Submitted to a
Vote of Security Holders

At the Annual Meeting on August 20,
2008,
	Delaware Investments Arizona
Municipal
Income Fund, Inc.s Shareholders
elected nine
directors/trustees.  The results of
the voting at the
meeting were as follows:

Common Shareholders Preferred
Shareholders Shares Voted for Shares
Voted

Withheld Authority Shares Voted for
Shares Voted
Withheld Authority Patrick P. Coyne
2,685,998 56,928 Thomas L. Bennett
2,686,698 56,228 John A. Fry
2,685,998 56,928 Anthony D. Knerr
2,684,841 58,085 Lucinda S. Landreth
2,686,698 56,228 Ann R. Leven
2,684,141 58,785 Thomas F. Madison
471 3 Janet L. Yeoman 471 3 J.
Richard Zecher 2,686,091 56,835

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